Exhibit 21

Subsidiaries of Registrant

U.S. Subsidiaries *
Stericycle International, LLC (Delaware)
Stericycle Management, LLC (Delaware)
Stericycle of Washington, Inc. (Washington)
SteriVentures, LLC (Delaware)
Stroud Properties, Inc. (Delaware)

Non-US Subsidiaries*
Shred-it Insurance Limited (Barbados)
Shred-it Belgium (Belgium)
Stericycle, ULC (Canada)
SRCL Cyprus Ltd. (Cyprus)
Shred-it France (France)
Shred-it GmbH (Germany)
SRCL Ireland Limited (Ireland)
SRCL Limited (Ireland)
Shred-it ROI Limited (Ireland)
Stericycle Europe S.a.r.l. (Luxembourg)
Mobile Shredding Luxembourg (Luxembourg)
Stericycle B.V. (Netherlands)
Shred-it Netherlands B.V. (Netherlands)
Stericycle Panama S de RL (Panama)
Ambimed - Gestao Ambiental, Lda. (Portugal)
Azormed-Gestao Ambiental, Lda. (Portugal)
Instituto para a Qualidade em Imagem e Proteccao Radiologica, S.A. (Portugal)
Stericycle of Puerto Rico, Inc. (Puerto Rico)
SRCL Consenur S.L.U. (Spain)
Ecologia y Tecnicas Sanitarias, S.L.U. (Spain)
SRCL Consenur CEE, S.A.U. (Spain)
SRCL Consenur CEE, S.A.U. e Inizia Networks SL UTE (Spain)
Stericycle International Holdings Limited (UK)
Artech Reduction Technologies Limited (UK)
Shred-it Limited (UK)
SRCL Limited (UK)
Stericycle International Holdings Canada Limited (UK)
Stericycle International Limited (UK)
* States or jurisdictions of incorporation or formation are given in parentheses